UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report (Date of earliest event reported): May 4, 2014

PLEXUS CORP.
________________________________________________________________________
(Exact name of registrant as specified in its charter)
Wisconsin                 001-14423                 39-1344447
(State or other jurisdiction             (Commission             (I.R.S. Employer
of incorporation)                File Number)             Identification No.)
One Plexus Way, Neenah, Wisconsin                 54956
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code:
(920) 969-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2014, Ginger M. Jones, the Senior Vice President and Chief Financial Officer of Plexus Corp. (“Plexus” or the “Company”), informed the Company that she intends to resign from her employment with the Company by September 28, 2014, to pursue other opportunities. Ms. Jones is ceasing to act in those roles, as well as the role of principal accounting officer, immediately and will hereafter be employed by the Company in a non-executive officer capacity and will assist with the transition of her successor.
In connection with the foregoing, the Company entered into a transition agreement with Ms. Jones on May 4, 2014, which expires on the earliest of September 28, 2014, Ms. Jones’ finding other employment, Ms. Jones being terminated by the Company for cause or Ms. Jones’ sustained incapacity or death (the “Transition Period”). During the Transition Period, Ms. Jones is expected to assist with the transition of her duties and will continue to be paid her current base salary, as well as be eligible for health, welfare and other benefits. If Ms. Jones is still employed by Plexus as of September 27, 2014, she will be eligible for a payout under the Variable Incentive Compensation Plan on the same terms as though she served as Senior Vice President and Chief Financial Officer until that time and, subject to executing a second release agreement with Plexus, the vesting of restricted stock units for 10,000 shares of common stock that were granted to her in January 2012 will be accelerated. Following the end of Ms. Jones’ employment with Plexus, her outstanding and vested stock options will be exercisable in accordance with Plexus’ equity plans and compensation policies.
On May 5, 2014, in accordance with the Company’s succession plan, Patrick J. Jermain assumed the roles of Chief Financial Officer and principal accounting officer, effective immediately. Mr. Jermain, age 48, has served as the Company’s Treasurer and Vice President of Finance since April 2013, and was its Corporate Controller from December 2010 until March 2013. Prior to joining Plexus, Mr. Jermain was Corporate Controller, Assistant Treasurer and Principal Accounting Officer at Appleton Papers Inc. (now known as Appvion, Inc.), a manufacturer of specialty paper products, during 2010, and was also its Director of Enterprise Risk Management and Corporate Secretary from 2006 until 2010. Mr. Jermain previously served as Vice President – Finance at Banta Corporation, a printing, imaging and supply chain management company, and as its Corporate Controller. Mr. Jermain is a Certified Public Accountant and was a Senior Manager at PricewaterhouseCoopers LLP until 1998. Mr. Jermain earned a bachelor’s degree in accounting from Wake Forest University and a master of business administration degree from Northwestern University, Kellogg School of Management.
The Company expects that the Board will act with respect to the chief financial officer and principal accounting officer positions, and determine compensation, at its meeting later in May 2014. Mr. Jermain’s current base salary is $238,825 and he is eligible to participate in the Company’s various compensation programs. For a description of these programs and other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 11, 2013.
There are no arrangements or understandings between Mr. Jermain and any other person pursuant to which he was selected to serve in the roles described above. Mr. Jermain does not have any familial relationship with any director or executive officer of the Company, and there are no transactions in which Mr. Jermain has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the Company’s press release related to these changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Plexus Corp. Press Release, dated May 5, 2014.

* * * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2014		PLEXUS CORP.
(Registrant)

	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary

Plexus Corp.
Exhibit Index to Form 8-K

Exhibit Number	Description
99.1	Plexus Corp. Press Release, dated May 5, 2014.